UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2019

SIERRA ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001- 37490	20-0138994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o 2150 – 885 West Georgia Street Vancouver, British Columbia, Canada		V6C 3E8
(Address of principal executive offices)		(Zip Code)

(604) 558-6536

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SRRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignations from the Board of Directors

On November 20, 2019, the following directors of Sierra Oncology, Inc. (the “Company”) notified the Board of Directors (the “Board”) of their decision to resign from the Board, effective November 22, 2019: Tran Nguyen as a Class I director, Nicole Onetto as a Class II director, Daniel Estes as a Class II director, and Donald Parfet as a Class III director (collectively, the “Resigning Directors”). The resignations of the Resigning Directors are not due to any disagreement with the Company.

(d) Appointments to the Board of Directors

On November 21, 2019, the Board appointed Gaurav Aggarwal, Mona Ashiya, Josh Richardson and Andrew Sinclair (the “New Directors”) to serve as directors in the classes indicated below, effective November 22, 2019, each for a term expiring at the annual meeting of the Company’s stockholders as indicated in the table below or upon the earlier of such individual’s death, resignation or removal from office or the election and qualification of a successor.

Name	Class	Annual Meeting Re-Election
Gaurav Aggarwal, M.D.	Class I	2022
Mona Ashiya, Ph.D.	Class II	2020
Andrew Sinclair, Ph.D.	Class II	2020
Josh Richardson, M.D.	Class III	2021

Each of the New Directors are affiliated with investors who purchased securities in the Company’s November 2019 public offering. There are no family relationships between any New Director and any director or executive officer of the Company and no New Director has direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On November 21, 2019, the Board also appointed Robert Pelzer, who has served as a member of the Board since May 2015, as Chairman of the Board and Gaurav Aggarwal as a member of its audit committee, effective November 22, 2019.

Upon the first day of the Company’s next open trading window, each New Director will be granted a stock option to purchase 60,000 shares of Common Stock at an exercise price equal to the closing sale price of the Common Stock as reported by The Nasdaq Global Market on such date, which will vest in 12 equal monthly installments, each subject to the director’s continued service to the Company. In addition, each New Director will be granted an annual stock option grant following the annual meeting of the Company’s stockholders. Each New Director will receive an annual retainer payment of $40,000. As Chairman on the Board, Mr. Pelzer will receive an additional annual retainer payment of $30,000. As a non-chair member of the Audit Committee, Dr. Gaurav will be paid an additional annual retainer payment of $8,000.

The Company has entered into its standard form of indemnification agreement with each New Director. A form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 15, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA ONCOLOGY, INC.

Date: November 26, 2019	By:	/s/ Sukhi Jagpal
Sukhi Jagpal
Chief Financial Officer

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